Exhibit 10.3

To:	Aon Corporation
Aon Finance Limited
Aon France S.A.
Aon Holdings B.V.
Aon Jauch & Hübener Holdings GmbH
Aon Holdings International B.V.
Aon Group International B.V.
Aon Holdings France SNC
Aon Southern Europe B.V.
Aon Limited
c/o Aon Corporation
Aon Center
200 East Randolph Street
4th Floor Chicago
Illinois 60601
USA

Attention:	Ron Buetow / Diane Aigotti

25 February 2008

Dear Sirs,

€650,000,000 Facility Agreement dated 7 February 2005, as amended by a Transfer and
Amendment Agreement dated 24 October 2005 (the “Facility Agreement”)

We refer to the Facility Agreement. Unless a contrary indication appears, a term defined in the Facility Agreement has the same meaning when used in this letter.

We write in our capacity as Agent on behalf of the other Finance Parties. The Majority Lenders have instructed us in our capacity as Agent to effect the amendments to the Facility Agreement as set out below on their behalf.

1	Amendments

Pursuant to Clause 35 (Amendments and waivers) of the Facility Agreement, the Obligors and the Majority Lenders have agreed to amend the Facility Agreement as follows:

1.1	Paragraph (a) of Clause 21.1 (Financial condition) shall be deleted in its entirety and paragraphs (b) and (c) of that Clause shall be renumbered accordingly.

1.2

In Clause 21.2 (Financial covenant calculations), the words “EBlTDA, Consolidated Interest Expense and Net Worth” shall be deleted and replaced with the words “EBITDA and Consolidated Interest Expense”.

1.3                     In Schedule 8 (Form of Compliance Certificate), paragraph 2(a) shall be deleted in its entirety and paragraphs 2(b) and 2(c) shall be renumbered accordingly.

2                               Effectiveness of amendments

The amendments set out in paragraph 1 above shall become effective on the later of (i) the date of countersignature of the final Obligor on this letter, and (ii) the date on which you notify us that the sale of Combined Global Insurance Holdings, Inc. has been completed.

3                               Representations

On the date of countersignature of the final Obligor on this letter and on the date on which the amendments set out in paragraph 1 become effective pursuant to paragraph 2 the Company shall make the Repeating Representations in relation to itself and each obligor by reference to the facts and circumstances then existing.

4                               Miscellaneous

4.1                     The Agent and the Company hereby designate this letter as a Finance Document.

4.2                     The provisions of the Facility Agreement and the other Finance Documents shall save as amended by this letter, continue in full force and effect.

4.3                     The provisions of Clause 31 (Notices) and 39 (Enforcement) of the Facility Agreement shall apply to this letter as if set out in this letter, but as if references in such clauses to “the Agreement” or “the Finance Documents” are references to this letter.

4.4                     This letter may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

4.5                     This letter is governed by English law.

Please confirm your agreement to the terms of this letter by counter-signing the attached copy of this letter and returning it to us.

Yours faithfully,

For and on behalf of Citibank International plc (as Agent on behalf of the other Finance Parties)

By:	/s/ ALASDAIR WATSON

Accepted and agreed:

Aon Corporation

By:	/s/ Diane Aigotti

Date:

Aon Finance Limited

By:	/s/ Edward Robert Charles Cruttwell

Date:	18th March 2008
Aon France S.A.

By:

Date:

Aon Holdings B.V.

By:	/s/ [ILLEGIBLE]

Date:

Aon Jauch & Hüboner Holdings GmbH

By:	/s/ [ILLEGIBLE]

Date:

Aon Holdings International B.V.

By:	/s/ [ILLEGIBLE]

Date:

Aon Group International B.V.

By:	/s/ [ILLEGIBLE]

Date:

Aon Holdings France SNC

By:	/s/ [ILLEGIBLE]

Date:

Aon Southern Europe B.V.

By:	/s/ [ILLEGIBLE]

Date:

Aon Limited

By:	/s/ [ILLEGIBLE]

Date: